UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2009
Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 29, 2009, Diamond Offshore Drilling, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, relating to a public offering of $500,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2019 (the “Notes”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-157865) the prospectus forming a part of which was supplemented by the Company’s prospectus supplement dated April 29, 2009.
     The description of the Underwriting Agreement is qualified in its entirety by the terms of the Underwriting Agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

Exhibit number	Description
1.1	Underwriting Agreement, dated as of April 29, 2009, among Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, and Diamond Offshore Drilling, Inc.

5.1	Opinion of Duane Morris LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Duane Morris LLP (included as part of Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: May 1, 2009

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